UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2009
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets
          On January 5, 2009, Fuel Tech, Inc. (the “Company”) consummated its acquisition of substantially all of the assets of Advanced Combustion Technology, Inc. (“ACT”) pursuant to that certain Asset Purchase Agreement, dated December 5, 2008, among the Company, ACT, Peter D. Marx, Robert W. Pickering and Charles E. Trippel (the “Asset Purchase Agreement”). Prior to closing, ACT, headquartered in Hooksett, New Hampshire, was a leading provider of nitrogen oxide (“NOx”) control systems, including low NOx burners and over-fire air systems. The business formerly operated by ACT will now become part of the Company’s Air Pollution Control reporting segment. In connection with the closing, Fuel Tech paid $22,100,000 in cash to ACT, subject to a future adjustment for working capital. In addition, the Asset Purchase Agreement provides that ACT may receive certain performance-based contingent payments in the future. Fuel Tech’s announcement referencing the transaction is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K for an event dated December 5, 2008.

Item 9.01	Financial Statements and Exhibits
          (a) Financial Statements of Businesses Acquired.
     The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

Date: January 8, 2009

	By:	/s/ John P. Graham John P. Graham
Chief Financial Officer, Sr. Vice President and Treasurer